First Chester County Corporation
                             SELECTED FINANCIAL DATA (unaudited)
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(Dollars in thousands, except per share data)


SELECTED FINANCIAL DATA                                     MARCH 31,                 December 31,
                                                      2003             2002               2002
                                                ---------------  ---------------     -------------

Total assets                                    $658,926            $590,299             $640,010
Gross loans                                      436,348             444,589              447,682
Allowance for loan & lease losses                  6,389               6,746                6,230
Total investment securities                      129,346              86,136              128,375
Deposits                                         577,160             518,190              558,738
Shareholders equity                               49,593              44,651               48,612
Average assets                                   634,564             584,496              603,676
Average equity                                    49,568              44,924               46,537
Non-accrual loans                                  5,965               7,137                5,216


Financial Management Services
  Assets under management & custody *
                                                 494,305             506,954              531,756
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STATEMENT OF INCOME                                 THREE MONTHS ENDED MARCH 31,
                                                      2003                2002
                                                 -----------------------------------

Interest income                                    $ 8,323               9,461
Interest expense                                     1,941               2,939
                                                    ------              ------

     Net interest income                             6,382               6,522

Provision for loan losses                              394                 470
                                                    ------              ------

     Net interest income after
     provision for loan losses                       5,988               6,052


   Financial Management Services revenue               783                 805
   Service charges on deposit accounts                 533                 433
   Investment securities gains, net                     58                   -
   Operating lease rental income                       251                 180
   Gains on sale of premises and other                   -                 245
   real-estate owned
   Gains and fees on the sale of
   residential mortgages                               411                 118
   Gains on the sale of credit card
   portfolio                                           306                   -
   Other                                               527                 419
                                                    ------              ------

   Non-interest income                               2,869               2,200
                                                    ------              ------


   Salaries and employee benefits                    3,678               3,349
   Occupancy, equipment, and data processing         1,343               1,205
   Depreciation expense on operating leases            171                 200
   FDIC deposit insurance                               22                  21
   Bank shares tax                                     109                 102
   Professional services                               338                 279
   Other                                               979                 915
                                                    ------              ------
        Non-interest expense                         6,640               6,071
                                                    ------              ------
       Income before taxes                           2,217               2,181
                                                    ------              ------
Income Taxes                                           664                 641
                                                    ------              ------
Net Income                                           1,553               1,540
                                                    ======              ======
PER SHARE DATA

Net income per share (Basic)                    $     0.35          $     0.35
Net income per share (Diluted)                  $     0.34          $     0.35
Cash divided declared                           $    0.135          $    0.130
Book value                                      $    11.16          $    10.09
Average bid/ask                                 $    17.68          $    15.50
Actual shares outstanding                        4,445,452           4,422,930
Basic weighted average shares outstanding        4,437,965           4,423,584
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     * These assets are managed by the Financial Management Services Division of the Bank and are not assets of the Bank or the Corporation.